                                                                  Exhibit 3.60


                           ARTICLES OF INCORPORATION

                                      OF

                           PARK PLAZA WILSONS, INC.
                           ------------------------

                                _______________


     The undersigned, an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the Arkansas Business Corporation Act.

     FIRST:  The corporate name for the corporation (hereinafter called the
     -----
"corporation") is PARK PLAZA WILSONS, INC.

     SECOND:  The number of shares the corporation is authorized to issue is one
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hundred, all of which are without par value and are of the same class and are to be Common shares.

     THIRD:  The street address of the initial registered office of the
     -----
corporation in the State of Arkansas is One Riverfront Place, 8th Floor, North Little Rock, Arkansas 72114.

     The name of the initial registered agent of the corporation at the said registered office is United States Corporation Company.

     FOURTH:  The name and the address of the incorporator are:
     ------

     NAME                                    ADDRESS
     ----                                    -------

     Athena Amaxas                  15 Columbus Circle
                                    New York, NY  10023-7773

     FIFTH:  The primary purposes for which the corporation is organized, which
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shall include the authority of the corporation to engage in any lawful business, are as follows:

          To buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

     The foregoing clauses shall be construed as powers as well as purposes.
The enumeration herein of specific purposes and powers shall not be held to limit or restrict in any way the general purposes and powers of the corporation. The matters specified in any clause shall, except where
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otherwise expressed, be in no wise limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of these Articles of Incorporation, but the purposes and powers specified in each of the clauses of this Article shall be regarded as independent purposes and powers.

     SIXTH:  The personal liability of the directors of the corporation is
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eliminated to the fullest extent permitted by the provisions of the Arkansas
Business Corporation Act, as the same may be amended and supplemented.

     SEVENTH:  The corporation shall, to the fullest extent permitted by the
     -------
provisions of the Arkansas Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     EIGHTH:  The duration of the corporation shall be perpetual.
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Signed on March 23, 1993.



                                /s/ Athena Amaxas
                               -------------------------------------------------
                                Athena Amaxas, Incorporator


The undersigned agent named in the foregoing document hereby consents to its appointment as such registered agent.

                                United States Corporation Company



                                By: /s/ Paul S. Allersmeyer
                                    --------------------------------------------
                                    Paul S. Allersmeyer, Vice-President
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                             ARTICLES OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                           PARK PLAZA WILSONS, INC.


     I, the undersigned, Douglas J. Treff, the Vice President of Park Plaza Wilsons, Inc., an Arkansas corporation (the "Corporation"), do hereby certify that the following resolution as hereinafter set forth was adopted pursuant to
Section 4-27-1003 of the 1987 Business Corporation Act of the State of Arkansas by written authorization of the Board of Directors and sole shareholder entitled to vote on an amendment to the Articles of Incorporation of the Corporation, dated October 31, 1996. The Corporation has 100 shares of Common Stock (the "Common Stock") outstanding. The Common Stock is the only capital stock that the Corporation has outstanding. The Corporation's sole shareholder voted all of the Common Stock in favor of the proposed amendment to the Articles of Incorporation in a written action in lieu of a meeting. The number of shares of Common Stock voted in favor of the amendment to the Articles of Incorporation was sufficient for approval of such amendment.

     Article FIRST of the Articles of Incorporation of the Corporation be and hereby is amended to read in its entirety as follows:

     "FIRST:  The corporate name for the corporation (hereinafter called the
      -----
"corporation") is Wilsons Leather of Arkansas Inc."

     IN WITNESS WHEREOF, I have subscribed my name this 31st day of October, 1996.


                                     /s/ Douglas J. Treff
                                    --------------------------------------------
                                     Douglas J. Treff